GOOSEHEAD INSURANCE, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

- Fourth Quarter 2019 Revenues of $23.4 Million Grew 59%, or 39% if reported under ASC 605 -
- Full Year 2019 Revenue of $77.5 Million Increased 29%, or 40% if reported under ASC 605 -
- Total Written Premiums Increased 45% Over Prior-Year Period -
- Total Franchises Grew 47% Over Prior-Year Period -
- Corporate Sales head count increased 49% Over Prior-Year Period -

WESTLAKE, TEXAS - March 12, 2020 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the fourth quarter and full year ended December 31, 2019. Beginning with the fourth quarter of 2019, the Company will be reporting results under accounting standard ASC 606. A reconciliation of ASC 605 to ASC 606 reporting are set forth in the tables at the end of the release. The Company is using the modified retrospective approach to applying ASC 606 and accordingly prior period numbers have not been restated to give effect to the application of ASC 606.

Fourth Quarter 2019 Highlights

•	Revenue organically increased 59% from the prior-year period to $23.4 million. If reported under ASC 605, revenue would have grown organically 39% in the fourth quarter to $20.4 million.

•	Net income attributable to Goosehead Insurance, Inc. of $1.8 million or $0.12 per basic share and $0.11 per diluted share.

•	Adjusted EPS* of $0.13 per share includes a $0.06 per share benefit from the application ASC 606. If reported under ASC 605 Adjusted EPS would have been $0.07.

•	Adjusted EBITDA* increased 224% from the prior year to $7.5 million, or 32% of revenues. If reported under ASC 605, Adjusted EBITDA would have risen 81% to $4.2 million, or 20% of revenues.

•	Total written premiums placed increased 45% from the prior-year period to $196 million.

•	Policies in force grew 44% from the prior-year period to 482,000.

•	Corporate sales headcount of 248 was up 49% year-over-year.

•	Total franchises increased 47% compared to the prior year period to 948; total operating franchises grew 34% compared to the prior-year period to 614.
*Adjusted EPS, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income and basic earnings per share to Adjusted EPS, the most directly comparable financial measures presented in accordance with GAAP are set forth in the reconciliation table accompanying this release.

“2019 was yet another year of strong performance at Goosehead,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “We continued to invest in both people and technology to enhance our already significant competitive advantage and keep us well-positioned for sustained strong levels of future growth. Our results continue to validate that we have built a unique and powerful platform that allows our sales agents to significantly outproduce the industry and enables our service team to deliver world-class service for our clients, as evidenced in our high client retention of 88% and unmatched net promoter score of 89. In addition to our impressive top line results for the year, we also delivered strong growth in net income and Adjusted EBITDA. Additionally, we experienced expansion in Adjusted EBITDA Margin, if reported under ASC 605 accounting. The changes to our revenue under ASC 606 have no effect on the economics of our business, as evidenced by cash flow from operations of $21.2 million, an increase of 107% over the prior year."

“Our mix of business continued to proportionately shift towards the Franchise Channel, which is becoming an increasingly larger driver of premium. We believe that over time, the premium in the Franchise Channel will generate increased levels of currently-embedded growth in revenue and Adjusted EBITDA as new business converts into higher revenue and higher margin renewal business. As a reminder, the Franchise Channel experiences a lag between written premium and revenue growth, as it receives 20% of the first term policy revenues but 50% of renewal revenue. The shift towards Franchise Channel premium growth is being aided by investments and support from our Corporate Channel.”

“Looking ahead to 2020 and beyond, we intend to make continuous investments in both people and technology, which we believe will position us to sustain high levels of premium and revenue growth for years to come. While our business has mechanical operating leverage and longer-term margin improvement potential, strategically we remain focused on delivering significant revenue expansion and strong overall earnings growth over time. We will continue to operate Goosehead with a focus on maximizing earnings over the long term” concluded Mr. Jones.

Fourth Quarter 2019 Results
For the fourth quarter of 2019, revenues were $23.4 million, a 59% increase from $14.7 million in the prior-year period. If reported under ASC 605, total revenue would have grown 39% to $20.4 million. Core Revenues, which exclude contingent commissions and initial franchise fees, were $17.7 million, a 35% increase from $13.1 million in the prior year period. If reported under ASC 605, Core Revenues would have grown 36% to $17.8 million. Core Revenues refer to the most predictable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions and Renewal Royalty Fees. Core Revenues were driven by growth in sales agents and productivity improvements, combined with continued high levels of retention. Total written premiums placed, which is a good indicator of future revenue growth, grew 45% in the fourth quarter to $196 million, compared to $135 million in the fourth quarter of 2018.

Total operating expenses for the fourth quarter of 2019 were $16.8 million, up 28% from $13.2 million in the prior-year period, primarily due to larger employee compensation and benefit expenses related to continued investment in corporate agents and recruiting headcount and the number of operating franchises, investments in technology, as well as higher general and administrative expenses, including public company costs.

Net income for the fourth quarter of 2019 grew 786% to $5.3 million, compared to net income of $0.6 million in the prior-year period. If reported under ASC 605 net income for the fourth quarter of 2019 would have grown 302% to $2.4 million. Net income attributable to Goosehead Insurance, Inc. for the fourth quarter of 2019 was $1.8 million, or $0.12 per basic and $0.11 per diluted share. Adjusted EPS for the fourth quarter of 2019, which excludes equity-based compensation, was $0.13 per share. If reported under ASC 605, Adjusted EPS for the fourth quarter of 2019 would have been $0.07 per share.

Total Adjusted EBITDA grew by 224% to $7.5 million for the fourth quarter of 2019, compared to $2.3 million in the prior year period. If reported under ASC 605, EBITDA would have grown 81% to $4.2 million. Total Adjusted EBITDA Margin was 32%, compared to 16% in the prior-year period. If reported under ASC 605, Adjusted EBITDA Margin in the fourth quarter of 2019 would have been 20%.

Full Year 2019 Results
For the full year ended December 31, 2019, revenues grew 29% to $77.5 million, compared to $60.1 million in the prior year. If reported under ASC 605, revenues grew 40% to $84.1 million. Core Revenues for the full year were $67.6 million, up 36% compared to a year ago, with growth driven by increases in sales agents and productivity, combined with continued high levels of retention.

Net income for the full year increased by $29.0 million from 2018 to $10.4 million. If reported under ASC 605, net income would have increased $34.0 million to $15.3 million. The net loss for the full year ended December 31, 2018 included equity-based compensation costs of $26.1 million related to one-time vesting of historical Class B LLC units as part of the Company’s Initial Public Offering ("IPO").

Total Adjusted EBITDA rose 19% for the full year ended December 31, 2019 to $17.5 million, from $14.8 million in the prior year. If reported under ASC 605 total Adjusted EBITDA would have grown 55% to $22.9 million. Total Adjusted EBITDA Margin for the full year ended December 31, 2019 was 23%. If reported under ASC 605, Adjusted EBITDA Margin for the full year 2019 would have been 27%, up 274 basis points from the prior year driven by higher margin renewal revenue and higher contingent commissions, partially offset by additional employee compensation and benefits from increased hiring, increases in the number of operating franchises, as well as significant investment in technology to benefit corporate and franchise employee productivity to facilitate future growth.

Liquidity and Capital Resources
As of December 31, 2019, the Company had cash and cash equivalents of $14.3 million, an unused line of credit of $2.7 million, and outstanding notes payable of $46.5 million on its balance sheet. In order to maintain an efficient capital structure, on March 6, 2020, the Company borrowed an additional $38.5 million, bringing the total debt as of the date of this release to $85.0 million, plus an additional $19.7 million of unused line of credit.

2020 Outlook
The Company's outlook for the full year 2020 is as follows:

•	Total written premiums placed for 2020 are expected to be between $975 million and $1.035 billion, representing organic growth of 32% on the low end of the range to 40% on the high end of the range.

•
Total revenues for 2020 under ASC 606 revenue accounting are expected to be between $100 million and $105 million, representing organic growth of 29% on the low end of the range to 36% on the high end of the range.

•
While the Company does not provide bottom line guidance, it expects ongoing investments in people and technology, as well as certain one-time investments in our accounting processes and additional public company expenses to have a moderating effect on margin improvement in 2020.

•
To date, our business has been unaffected by uncertainty surrounding the impact of the coronavirus. While the underlying demand for homeowners and auto insurance is stable, management is taking actions it considers prudent to minimize impacts on our operations should conditions change.

Conference Call Information
Goosehead will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 100 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of seven corporate sales offices and over 948 operating and contracted franchise locations. For more information, please visit www.gooseheadinsurance.com.
Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the caption “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2018 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor and Media Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: IR@goosehead.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Full Year Ended December 31,
	2019 (ASC 606)	2018 (ASC 605)	2019 (ASC 606)	2018 (ASC 605)
Revenues:
Commissions and agency fees	$15,173	$8,632	$46,366	$36,704
Franchise revenues	8,028	5,962	30,503	23,022
Interest income	174	123	617	422
Total revenues	23,374	14,717	77,486	60,148
Operating Expenses:
Employee compensation and benefits (including Class B unit compensation $26,134 for the year ended December 31, 2018)	10,800	8,609	41,715	58,256
General and administrative expenses	5,242	3,967	19,042	13,060
Bad debts	245	314	725	1,298
Depreciation and amortization	540	424	1,931	1,464
Total operating expenses	16,827	13,314	63,413	74,078
Income (loss) from operations	6,547	1,403	14,073	(13,930)
Other Expense:
Other expense	—	—	—	(22)
Interest expense	(526)	(667)	(2,387)	(4,266)
Income (loss) before taxes	6,021	736	11,686	(18,218)
Tax expense	673	131	1,304	449
Net Income (loss)	5,348	605	10,382	(18,667)
Less: net income (loss) attributable to non-controlling interests	3,504	515	6,815	(9,764)
Net Income (loss) attributable to Goosehead Insurance Inc.	$1,844	$90	$3,567	$(8,903)

Earnings per share:
Basic	$0.12	$0.01	$0.24	$(0.66)
Diluted	$0.11	$0.01	$0.22	$(0.66)
Weighted average shares of Class A common stock outstanding
Basic	15,213	13,589	14,864	13,554
Diluted	16,529	14,646	16,100	13,554

Goosehead Insurance, Inc.
Condensed Consolidated Supplemental Statements of Income
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,			Full Year Ended December 31,
	2019 (ASC 606)	2018 (ASC 605)		2019 (ASC 606)	2018 (ASC 605)
Revenues:
Core Revenue:
Renewal Commissions(1)	$5,875	$4,714		$22,924	$18,357
Renewal Royalty Fees(2)	5,196	3,337		19,462	12,104
New Business Commissions(1)	3,231	2,515		11,961	9,347
New Business Royalty Fees(2)	1,773	1,226		7,149	4,873
Agency Fees(1)	1,578	1,305		6,058	5,169
Total Core Revenue	17,653	13,097		67,554	49,850
Cost Recovery Revenue:
Initial Franchise Fees(2)	951	1,400		3,784	6,045
Interest Income	174	123		617	422
Total Cost Recovery Revenue	1,125	1,523		4,401	6,467
Ancillary Revenue:
Contingent Commissions(1)	4,488	98		5,423	3,831
Other Income(2)	108	—		108	—
Total Ancillary Revenue	4,596	98		5,531	3,831
Total Revenues	23,374	14,718	—	77,486	60,148
Operating Expenses:
Employee compensation and benefits (including Class B unit compensation $26,134 for the year ended December 31, 2018)	10,800	8,610		41,715	58,256
General and administrative expenses	5,242	3,832		19,042	13,060
Bad debts	245	313		725	1,298
Depreciation and amortization	540	425		1,931	1,464
Total operating expenses	16,827	13,180	—	63,413	74,078
Income (loss) from operations	6,547	1,538		14,073	(13,930)
Other Expense:
Other expense	—	(135)		—	(22)
Interest expense	(526)	(668)		(2,387)	(4,266)
Income (loss) before taxes	6,021	735		11,686	(18,218)
Tax expense	673	131		1,304	449
Net Income (loss)	5,348	604	—	10,382	(18,667)
Less: net income (loss) attributable to non-controlling interests	3,504	514		6,815	(9,764)
Net Income (loss) attributable to Goosehead Insurance Inc.	$1,844	$90		$3,567	$(8,903)

Earnings per share:
Basic	$0.12	$0.01		$0.24	$(0.66)
Diluted	$0.11	$0.01		$0.22	$(0.66)
Weighted average shares of Class A common stock outstanding
Basic	15,213	13,589		14,864	13,554
Diluted	16,529	14,646		16,100	13,554

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)

	Full Year Ended December 31, 2019 (ASC 606)
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$22,924	$—	$22,924
Renewal Royalty Fees(2)	19,462	—	—	19,462
New Business Commissions(1)	—	11,961	—	11,961
New Business Royalty Fees(2)	7,149	—	—	7,149
Agency Fees(1)	—	6,058	—	6,058
Total Core Revenue	26,611	40,943	—	67,554
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,784	—	—	3,784
Interest Income	617	—	—	617
Total Cost Recovery Revenue	4,401	—	—	4,401
Ancillary Revenue:
Contingent Commissions(1)	3,530	1,893	—	5,423
Other Income(2)	108	—	—	108
Total Ancillary Revenue	3,638	1,893	—	5,531
Total Revenues	34,650	42,836	—	77,486
Operating expenses:
Employee compensation and benefits, excluding equity-based compensation	16,673	23,516	—	40,189
General and administrative expenses, excluding state franchise tax	7,392	8,769	2,881	19,042
Bad debts	121	604	—	725
Total	24,186	32,889	2,881	59,956
Adjusted EBITDA	10,464	9,947	(2,881)	17,530
Equity based compensation	—	—	(1,526)	(1,526)
Interest expense	—	—	(2,387)	(2,387)
Depreciation and amortization	(960)	(971)	—	(1,931)
Taxes	—	—	(1,304)	(1,304)
Net income	$9,504	$8,976	$(8,098)	$10,382
At December 31, 2019:
Total Assets	$22,676	$15,127	$26,825	$64,628

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2019 (ASC 606)	2018 (ASC 605)
Assets
Current Assets:
Cash and cash equivalents	$14,337	$18,635
Restricted cash	923	376
Commissions and agency fees receivable, net	6,884	2,016
Receivable from franchisees, net	2,173	703
Prepaid expenses	1,987	1,109
Total current assets	26,304	22,839
Receivable from franchisees, net of current portion	11,443	2,048
Property and equipment, net of accumulated depreciation	9,542	7,575
Intangible assets, net of accumulated amortization	445	248
Deferred income taxes, net	15,537	1,958
Other assets	1,357	130
Total assets	$64,628	$34,798
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$5,033	$3,978
Premiums payable	923	376
Unearned revenue	—	530
Deferred rent	683	428
Contract liabilities	2,771	—
Note payable	4,000	2,500
Total current liabilities	13,410	7,812
Deferred rent, net of current portion	6,681	4,548
Contract liabilities, net of current portion	20,024	—
Note payable, net of current portion	42,161	45,947
Liabilities under tax receivable agreement, net of current portion	13,359	1,694
Total liabilities	95,635	60,001
Commitments and contingencies (see note 10)
Members’ deficit
Class A common stock, $.01 par value per share 300,000,000 shares authorized, 15,238,079 shares issued and outstanding as of December 31, 2019, 13,799,630 issued and outstanding as of December 31, 2018	152	138
Class B common stock, $.01 par value per share - 50,000,000 shares authorized, 21,054,935 issued and outstanding as of December 31, 2019, 22,485,747 issued and outstanding as of December 31, 2018	210	224
Additional paid in capital	14,442	11,899
Accumulated deficit	(23,811)	(20,761)
Total stockholders' equity and members' deficit	(9,007)	(8,500)
Non-controlling interests	(22,000)	(16,703)
Total equity	(31,007)	(25,203)
Total liabilities and equity	$64,628	$34,798

Goosehead Insurance, Inc.
Reconciliation of Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS to Net Income
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The

Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:

•
"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.

•
"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.

•
"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.

•
"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.

•
"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

•
"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.

While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the full years ended December 31, 2019 and 2018 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Year ended December 31,
	2019 (ASC 606)	2019 (ASC 605)	2018 (ASC 605)
Total Revenues	$77,486	$84,098	$60,148

Core Revenue:
Renewal Commissions(1)	$22,924	$22,620	$18,357
Renewal Royalty Fees(2)	19,462	19,240	12,104
New Business Commissions(1)	11,961	11,892	9,347
New Business Royalty Fees(2)	7,149	7,307	4,873
Agency Fees(1)	6,058	6,548	5,169
Total Core Revenue	67,554	67,607	49,850
Cost Recovery Revenue:
Initial Franchise Fees(2)	3,784	6,640	6,045
Interest Income	617	625	422
Total Cost Recovery Revenue	4,401	7,265	6,467
Ancillary Revenue:
Contingent Commissions(1)	5,423	9,118	3,831
Other Income(2)	108	108	—
Total Ancillary Revenue	5,531	9,226	3,831
Total Revenues	$77,486	$84,098	$60,148
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income.
The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the full years and three months ended December 31, 2019 and 2018 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Full Year Ended December 31,
(in thousands)	2019 (ASC 606)	2019 (ASC 605)	2018 (ASC 605)
Net income	$10,382	$15,326	$(18,667)
Interest expense	2,387	2,387	4,266
Depreciation and amortization	1,931	1,931	1,464
Income tax expense	1,304	1,758	449
Equity-based compensation	1,526	1,526	27,083
Other (income) expense	—	—	157
Adjusted EBITDA	$17,531	$22,928	$14,752
Adjusted EBITDA Margin(1)	23%	27%	25%

(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($17,530 / $77,486) for the year ended December 31, 2019 under ASC 606, ($22,928 / $84,098) for the year ended December 31, 2019 under ASC 605, and ($14,752 / $60,148) for the year ended December 31, 2018.

	Three Months Ended December 31,
(in thousands)	2019 (ASC 606)	2019 (ASC 605)	2018 (ASC 605)
Net income	$5,349	$2,427	$604
Interest expense	526	526	668
Depreciation and amortization	540	540	425
Income tax expense	673	283	131
Equity-based compensation	394	394	344
Other (income) expense	—	—	135
Adjusted EBITDA	$7,482	$4,170	$2,307
Adjusted EBITDA Margin(1)	32%	20%	16%

(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($7,482 / $23,375) for the three months ended December 31, 2019 under ASC 606, ($4,170 / $20,408) for the three months ended December 31, 2019 under ASC 605, and ($2,307 / $14,718) for the three months ended December 31, 2018.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the full year and three months ended December 31, 2019 and 2018 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Full Year Ended December 31,
	2019 (ASC 606)	2019 (ASC 605)	2018 (ASC 605)
Earnings (loss) per share - basic (GAAP)	$0.24	$0.36	$(0.66)
Add: income prior to the Reorganization Transactions(1)	—	—	0.12
Less: estimated controlling interest taxes on income prior to Reorganization Transactions(2)	—	—	(0.03)
Add: origination fees from previous debt immediately recognized upon refinance(3)	—	—	0.02
Add: equity-based compensation(4)	0.04	0.04	0.75
Adjusted EPS (non-GAAP)	$0.28	$0.40	$0.20

(1) Calculated for the full year 2018 as the income prior to the Reorganization Transactions divided by the sum of Class A and Class B shares at the time of IPO [ $4.4 million / ( 13.5 million + 22.7 million )
(2) Calculated as the income prior to the Reorganization Transactions (see Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2018), times the controlling interest percentage at the time of IPO, times the assumed effective tax rate of 25%, divided by the count of Class A shares at the time of the IPO [ $4.4 million * 37.3% * 25% / 13.5 million ].
(3) Calculated as the origination fees of previous debt immediately recognized upon refinance divided by sum of Class A and Class B shares at the time of the refinance [ $871 thousand / ( 13.5 million + 22.7 million )]
(4) Calculated as equity-based compensation divided by the weighted average of Class A and Class B shares outstanding during the period [ $1.5 million / ( 14.9 million + 21.4 million )] for the year ended December 31, 2019 and [ $27.1 million / ( 13.6 million + 22.7 million )] for the year ended December 31, 2018.

	Three Months Ended December 31,
	2019 (ASC 606)	2019 (ASC 605)	2018 (ASC 605)
Earnings (loss) per share - basic (GAAP)	$0.12	$0.06	$0.01
Add: equity-based compensation(1)	0.01	0.01	0.01
Adjusted EPS (non-GAAP)	$0.13	$0.07	$0.02
(1) Calculated as equity-based compensation divided by the weighted average of Class A and Class B shares outstanding during the period [ $394 thousand / ( 15.2 million + 21.1 million )] for the year ended December 31, 2019 and [ $345 thousand / ( 13.6 million + 22.7 million )] for the year ended December 31, 2018.

Goosehead Insurance, Inc.
Key Performance Indicators

	December 31, 2019	September 30, 2019	December 31, 2018
Corporate sales agents < 1 year tenured	141	122	90
Corporate sales agents > 1 year tenured	107	110	77
Operating franchises < 1 year tenured (TX)	18	20	36
Operating franchises > 1 year tenured (TX)	180	177	166
Operating franchises < 1 year tenured (Non-TX)	215	209	168
Operating franchises > 1 year tenured (Non-TX)	201	177	87
Policies in Force (in thousands)	482,000	448,000	334,057
Client Retention	88%	88%	88%
Premium Retention	91%	92%	94%
QTD Written Premium (in thousands)	$196,025	$202,082	$135,119
Net Promoter Score ("NPS")	89	90	89

Goosehead Insurance, Inc.
Supplemental Information
Consolidated Statements of Income - Impact of Revenue Standards

ASC 605 Presentation:	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Core Revenue:
Renewal Commissions(1)	$4,789	$5,899	$6,058	$5,874	$22,620
Renewal Royalty Fees(2)	3,763	5,062	5,295	5,120	19,240
New Business Commissions(1)	2,459	3,014	3,294	3,125	11,892
New Business Royalty Fees(2)	1,355	1,864	1,994	2,094	7,307
Agency Fees(1)	1,437	1,740	1,782	1,589	6,548
Total Core Revenue	13,803	17,579	18,421	17,802	67,607
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,710	1,515	1,935	1,480	6,640
Interest Income	135	148	169	173	625
Total Cost Recovery Revenue	1,845	1,663	2,104	1,653	7,265
Ancillary Revenue:
Contingent Commissions(1)	7,485	110	607	916	9,118
Other Income(2)	—	34	37	37	108
Total Ancillary Revenue	7,485	144	644	953	9,226
Total Revenues	23,133	19,386	21,169	20,408	84,098
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	8,823	10,010	11,016	10,463	40,312
General and administrative expenses	4,430	4,201	5,169	5,242	19,042
Bad debts	401	482	399	535	1,817
Total	13,654	14,693	16,584	16,238	61,171
Adjusted EBITDA	9,479	4,693	4,585	4,170	22,927
Adjusted EBITDA Margin	41%	24%	22%	20%	27%
Equity-based compensation	(368)	(368)	(396)	(394)	(1,526)
Interest expense	(626)	(626)	(609)	(526)	(2,387)
Depreciation and amortization	(423)	(452)	(516)	(540)	(1,931)
Tax expense	(744)	(430)	(301)	(283)	(1,758)
Net Income	7,318	2,817	2,763	2,427	15,325
Less: net income attributable to non-controlling interests	4,846	1,914	1,765	1,481	10,006
Net Income attributable to Goosehead Insurance Inc.	$2,472	$903	$998	$946	$5,319

Earnings per share:
Basic	$0.17	$0.06	$0.07	$0.06	$0.36
Diluted	$0.16	$0.06	$0.06	$0.05	$0.33

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

Adjustments Related to ASC 606:	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Core Revenue:
Renewal Commissions(1)	$107	$181	$15	$1	$304
Renewal Royalty Fees(2)	15	139	(8)	76	222
New Business Commissions(1)	(10)	(25)	(3)	107	69
New Business Royalty Fees(2)	64	57	42	(321)	(158)
Agency Fees(1)	(242)	(148)	(89)	(11)	(490)
Total Core Revenue	(66)	204	(43)	(148)	(53)
Cost Recovery Revenue:
Initial Franchise Fees(2)	(876)	(582)	(869)	(529)	(2,856)
Interest Income	—	—	(9)	1	(8)
Total Cost Recovery Revenue	(876)	(582)	(878)	(528)	(2,864)
Ancillary Revenue:
Contingent Commissions(1)	(7,339)	34	38	3,572	(3,695)
Other Income(2)	—	(34)	(37)	71	—
Total Ancillary Revenue	(7,339)	—	1	3,643	(3,695)
Total Revenues	(8,281)	(378)	(920)	2,967	(6,612)
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	38	(23)	(80)	(58)	(123)
General and administrative expenses	—	—	—	—	—
Bad debts	(280)	(316)	(206)	(290)	(1,092)
Total	(242)	(339)	(286)	(348)	(1,215)
Adjusted EBITDA	(8,039)	(39)	(634)	3,315	(5,397)
Adjusted EBITDA Margin	(31)%	—%	(2)%	12%	(5)%
Equity-based compensation	—	—	—	—	—
Interest expense	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—
Tax expense	742	72	30	(390)	454
Net Income	(7,297)	33	(604)	2,925	(4,943)
Less: net income attributable to non-controlling interests	(4,828)	(25)	(361)	2,023	(3,191)
Net Income attributable to Goosehead Insurance Inc.	$(2,469)	$58	$(243)	$902	$(1,752)

Earnings per share:
Basic	$(0.17)	$—	$(0.02)	$0.06	$(0.12)
Diluted	$(0.16)	$—	$(0.01)	$0.06	$(0.11)

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

ASC 606 Presentation:	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Core Revenue:
Renewal Commissions(1)	$4,896	$6,080	$6,073	$5,875	$22,924
Renewal Royalty Fees(2)	3,778	5,201	5,287	5,196	19,462
New Business Commissions(1)	2,449	2,989	3,291	3,232	11,961
New Business Royalty Fees(2)	1,419	1,921	2,036	1,773	7,149
Agency Fees(1)	1,195	1,592	1,693	1,578	6,058
Total Core Revenue	13,737	17,782	18,381	17,654	67,554
Cost Recovery Revenue:
Initial Franchise Fees(2)	834	933	1,066	951	3,784
Interest Income	135	148	160	174	617
Total Cost Recovery Revenue	969	1,080	1,226	1,125	4,401
Ancillary Revenue:
Contingent Commissions(1)	146	144	645	4,488	5,423
Other Income(2)	—	—	—	108	108
Total Ancillary Revenue	146	144	644	4,596	5,531
Total Revenues	14,853	19,006	20,251	23,375	77,486
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	8,861	9,987	10,936	10,405	40,189
General and administrative expenses	4,430	4,201	5,169	5,242	19,042
Bad debts	121	166	193	245	725
Total	13,411	14,354	16,299	15,892	59,956
Adjusted EBITDA	1,441	4,653	3,952	7,482	17,530
Adjusted EBITDA Margin	10%	24%	20%	32%	23%
Equity-based compensation	(368)	(368)	(396)	(394)	(1,526)
Interest expense	(626)	(626)	(609)	(526)	(2,387)
Depreciation and amortization	(423)	(452)	(516)	(540)	(1,931)
Tax expense	(2)	(358)	(271)	(673)	(1,304)
Net Income	22	2,849	2,160	5,349	10,382
Less: net income attributable to non-controlling interests	18	1,889	1,404	3,504	6,815
Net Income attributable to Goosehead Insurance Inc.	$4	$959	$756	$1,845	$3,567

Earnings per share:
Basic	$—	$0.06	$0.05	$0.12	$0.24
Diluted	$—	$0.06	$0.05	$0.11	$0.22

(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Annual Report on Form 10-K for the years ended December 31, 2019.